UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 25, 2006

CRA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	000-24049	04-2372210
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	file number)	identification no.)

200 Clarendon Street, Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (617) 425-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement.

On July 25, 2006, we entered into an amendment of our loan agreement dated as of January 14, 2004 with Citizens Bank of Massachusetts to permit us to repurchase shares of our capital stock as long as no event of default exists or would be caused by such a repurchase under the loan agreement.  A copy of the amendment to the loan agreement is attached as exhibit 10.1 to this current report on form 8-K and incorporated herein by reference.

Item 8.01            Other Events.

On July 26, 2006, we issued a press release announcing that our board of directors has authorized a multi-year stock repurchase program of up to a total of 500,000 shares of our common stock.  A copy of the press release is attached as exhibit 99.1 to this current report on form 8-K and incorporated herein by reference.

Item 9.01            Financial Statements and Exhibits.

(d)  Exhibits

Number	Title
10.1	Fourth Amendment to Loan Agreement, dated as of July 25, 2006, by and between CRA International, Inc. and Citizens Bank of Massachusetts.
99.1	Press Release dated July 26, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRA INTERNATIONAL, INC.

Dated: July 26, 2006	By:	/s/ Wayne D. Mackie
Wayne D. Mackie
Vice President, Treasurer, and
Chief Financial Officer

Exhibit Index

Number	Title
10.1	Fourth Amendment to Loan Agreement, dated as of July 25, 2006, by and between CRA International, Inc. and Citizens Bank of Massachusetts.
99.1	Press Release dated July 26, 2006.